Exhibit 99.1


           Ibis Technology Announces Resignation of Jay Blake as Vice
                       President of Equipment Engineering


     DANVERS, Mass.--(BUSINESS WIRE)--Dec. 1, 2005--Ibis Technology Corporation (Nasdaq NM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that Dr. Julian Blake, its vice president of engineering, will be leaving the Company to pursue other opportunities. Blake is expected to stay with the Company through early December and consult with the Company as required for a period of time after his departure. Charles McKenna, who recently joined Ibis Technology as Chief Operating Officer, will additionally take over as acting Vice President of Engineering and assume Blake's responsibilities.
     "We will be sorry to see Jay leave," said Martin J. Reid, president and chief executive officer of Ibis Technology Corporation. "He was involved with the early design of the SIMOX equipment at Eaton Corporation before the spin out of its semiconductor group and has been with Ibis for seven years. We appreciate his efforts and contributions, and wish him every success in his future endeavors."
     Blake said, "This was a difficult decision. I enjoyed my time at Ibis, and I believe that we have developed a process and evolved a second generation tool in the i2000 implanter that will support the pursuit of Moore's law through the 45-nanometer feature size. As the demand for SOI wafers increases, the SIMOX cost advantage will play an increasingly important role in Ibis' success. I wish the best for the whole Ibis team."
     "Building from the foundation that Jay has helped to create, we will continue our focus on lowering the cost of ownership for the i2000 implanter through additional gains in wafer quality and throughput while we continue to explore improvements in SIMOX process technology," said McKenna. "We are also beginning to focus our attention on improvements in manufacturability with an eye toward reducing cost and optimizing the modularity of major assemblies."
     Blake joined Ibis as vice president of engineering in March of 1998.

     About Ibis Technology

     Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, the Company maintains an additional office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' web site at www.ibis.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

     This release contains express or implied forward-looking statements regarding, among other things, the cost advantage of SIMOX technology and customer interest in, demand for, and market acceptance of the Company's SIMOX-SOI technology. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company's ability to attract and retain talented executives, future continued migration to SOI technology and market acceptance of SIMOX, the level of demand for the Company's products, the Company's ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties, the Company's ability to protect its proprietary technology, the potential trends in the semiconductor industry generally, the ease with which the i2000 can be installed and qualified in fabrication facilities, the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification or cancellation, in whole or in part, the likelihood and timing of revenue recognition on such transactions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, the possibility of further asset impairment and resulting charges, equipment capacity and supply constraints or difficulties, the Company's limited history in selling implanters, general economic conditions, and other risks and uncertainties described in the Company's Securities and Exchange Commission filings from time to time, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2004. All information set forth in this press release is as of December 1, 2005, and Ibis undertakes no duty to update this information unless required by law.


    CONTACT: Company Contact:
             William J. Schmidt
             CFO & Treasurer
             Ibis Technology Corporation
             Phone: (978) 777-4247
                 or
             IR Agency Contact:
             Bill Monigle
             President
             Bill Monigle Associates
             Phone: (603) 424-1184